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                                                                   Exhibit 16(i)

                             J.D. CLOUD & CO. L.L.P.
                             1100 Mercantile Center
                             120 East Fourth Street
                             Cincinnati, Ohio 45202




Securities and Exchange Commission
Washington, D.C. 20549


We have read Uptowner Inns, Inc.'s statements included under Item 4 of its Form 8-K dated July 17, 2002, and we agree with such statements as they relate to all matters referencing our firm.




                          /s/ J. D. Cloud & Co. L.L.P.
                          -----------------------------
                             J.D. Cloud & Co. L.L.P.


Cincinnati, Ohio
July 17, 2002